RESTRICTED SHARE AWARD AGREEMENT



Name of Grantee:
                               -------------------------------
Number of Shares:
                               -------------------------------
Purchase Price per Share:      $.01 (i.e., par value)
Grant Date:                             , 2001
                               -------
Final Acceptance Date:                 , 2001 (60 days after Grant Date)
                               -------


In accordance with authority granted to the undersigned officer pursuant to a duly adopted resolution of the Committee (as defined below), Gables Residential Trust (the "Company") hereby grants the number of Common Shares set forth above (the "Shares") to the Grantee named above, subject to the terms and conditions set forth in this Restricted Share Award Agreement (this "Agreement").

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Award" shall mean the grant of Shares pursuant to this Agreement.

     "Committee" shall mean the Compensation Committee of the Board of Trustees of the Company.

     "Common Shares" shall mean the Company's common shares of beneficial interest, par value $.01 per share.

     "Change of Control" shall have the meaning set forth in the Company's Fourth Amended and Restated Share Option and Incentive Plan, as the same may be amended from time to time.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     "Disability" shall mean disability as set forth in Section 22(e)(3) of the Code.

     "Restricted Shares" shall have the meaning set forth in Paragraph 3.

     "Subsidiary" shall mean Gables GP, Inc., Gables Realty Limited Partnership, Gables Residential Services, Inc., Gables Central Construction, Inc. and Gables East Construction, Inc., and any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

     2. ACCEPTANCE OF AWARD. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by signing and delivering to the Company a copy of this Agreement.

     3. ISSUANCE OF SHARES. The Company shall issue the number of Shares set forth above promptly after payment by the Grantee to the Company in cash or by check or other instrument acceptable to the Committee of the Purchase Price per Share times the number of Shares to be accepted. Upon payment for Shares by the Grantee, (i) certificates evidencing the Shares that vest immediately pursuant to Paragraph 5 shall be issued in the name of the Grantee and delivered to the Grantee, (ii) certificates evidencing the remaining "Restricted Shares," as set forth in Paragraph 4 and Paragraph 5, shall be issued in the name of the Grantee but delivered to the Company to hold for the benefit of the Grantee, and (iii) the Grantee's name shall be entered as the shareholder of record on the books of the Company with respect to all of the Shares. Thereupon, the Grantee shall have all the rights of a shareholder with respect to the Shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 4 below.


     4. RESTRICTIONS AND CONDITIONS.

(a) As set forth in Paragraph 5, upon receipt of Shares hereunder, three-fourths of such Shares shall be "Restricted Shares" that are subject to the restrictions set forth in this Paragraph 4. Such Shares shall remain Restricted Shares until such Shares vest pursuant to this Paragraph 4 or Paragraph 5. The balance of such Shares are unrestricted and shall be deemed vested on the date of issuance.

(b) As set forth in Paragraph 3, the certificates representing the Restricted Shares shall be held by the Company for the benefit of the Grantee until such time that such shares vest pursuant to this Paragraph 4 or Paragraph
     5. Upon each such vesting date, the Company shall promptly deliver to the Grantee a certificate representing the number of Shares that vest as of such date. The Company may staple or clip a legend, to the effect set forth in Exhibit A hereto, to the certificates representing the Restricted Shares while the Company has possession of such certificates.

(c) Restricted Shares granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(d) If, prior to vesting of the Restricted Shares granted herein, the Grantee's employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated, the Company shall have the right to repurchase from the Grantee or the Grantee's legal representative any unvested Restricted Shares held by the Company for the benefit of the Grantee at the time of such termination. Any Restricted Shares so purchased by the Company shall be purchased for their original purchase price set forth above. The Company must exercise such right of repurchase by written notice to the Grantee or the Grantee's legal representative not later than 90 days following such termination of employment. In the event such right of repurchase is not exercised, all such Restricted Shares shall vest.

(e) For the purposes of Paragraph 4(d) above, the following events shall not be deemed a termination of employment:

     (i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

     (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

     5. VESTING OF RESTRICTED SHARES.

(a) Upon issuance of the Shares in accordance with Paragraph 3, --------of such Shares (such amount being equal to one-fourth of the total number of Shares granted herein) shall be immediately vested and unrestricted, and the remainder shall be restricted and shall vest in accordance with the following schedule:

                         Fraction of                            Number of
Vesting Date       Restricted Shares Vesting           Restricted Shares Vesting
------------       -------------------------           -------------------------
January 1, 2002       1/4 of Total Shares

January 1, 2003       1/4 of Total Shares

January 1, 2004       1/4 of Total Shares

     provided, however, that the Committee may at any time accelerate, waive or, subject to Paragraph 9 (c), amend the vesting schedule specified in this Paragraph 5. Subsequent to any Vesting Date or Dates set forth above, the Shares on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Shares.

(b) If (i) the Grantee's employment with the Company and its Subsidiaries is involuntarily terminated due to death or Disability, or (ii) there is a Change of Control of the Company, any restrictions and conditions on Restricted Shares shall be deemed waived by the Committee and such shares shall automatically become fully vested.

     6. DIVIDENDS. Dividends on Restricted Shares shall be paid immediately to the Grantee.

     7.  TRANSFERABILITY.   This  Agreement  is  personal  to  the  Grantee,  is
non-assignable, and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

     8. TAX WITHHOLDING. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any federal, state and local taxes required by law to be withheld on account of such taxable event. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee.

     9. MISCELLANEOUS.

(a) Notice hereunder shall be given to the Company at its principal place of business and shall be given to the Grantee at the address set forth below or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

(b) This Agreement does not confer upon the Grantee any rights with respect to continuance of employment by the Company or any Subsidiary.

(c) The Committee may, at any time, amend or cancel any portion of this Award, but no such action may be taken which adversely affects the Grantee's rights under this Agreement without the Grantee's consent.

(d) This Agreement shall be governed by Maryland law except to the extent such law is preempted by federal law.

                                                GABLES RESIDENTIAL TRUST

                                                By:
                                                  -----------------------------
                                                  Chris D. Wheeler
                                                  Chief Executive Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof agreed to by the undersigned.


Dated:
          ------------------                 -----------------------------------
                                             Grantee's signature

Grantee's name and address:

--------------------------------
--------------------------------
--------------------------------






Receipt of Certificates by Grantee:


--------- Shares; _____________________ (date);        __________ (initials)


--------- Shares; _____________________ (date);        __________ (initials)


--------- Shares; _____________________ (date);        __________ (initials)


--------- Shares; _____________________ (date);        __________ (initials)

                                   EXHIBIT A



Legend to be stapled or clipped to certificates representing Restricted Shares while such shares are in the possession of the Company prior to vesting:


     "The Shares represented by the attached certificate are subject to a Restricted Share Award Agreement between the registered holder thereof and the issuer, and pursuant thereto are subject to forfeiture and restrictions on transfer. This attachment shall only be removed by a duly authorized officer of the issuer."